UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 23, 2018

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 23, 2018, Green Plains Inc. (“Green Plains”) and Green Plains II LLC (“GP II”), an indirect wholly-owned subsidiary of Green Plains, entered into a stock purchase agreement (the “Purchase Agreement”) with Kerry Holding Co. for GP II to sell all of the issued and outstanding capital stock of Fleischmann’s Vinegar Company, Inc. (“FVC”) for $350 million in cash, subject to certain post-closing working capital adjustments.

The closing of the transaction, which is expected to occur during the fourth quarter of 2018, is subject to customary closing conditions and regulatory approvals. The Purchase Agreement contains normal and customary representations and warranties, and indemnification obligations.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 25, 2018, the Company issued a press release announcing the sale of FVC. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

2.1	Stock Purchase Agreement among Green Plains Inc., Green Plains II LLC and Kerry Holding Co. dated October 23, 2018. (The schedules to the Stock Purchase Agreement have been omitted. The Company will furnish such schedules to the SEC upon request.)

99.1	Press Release, dated October 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: October 25, 2018	By:	/s/ John W. Neppl
John W. Neppl
Chief Financial Officer
(Principal Financial Officer)